UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2011

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 22, 2011, the Board of Directors of Lam Research Corporation (the “Company”), pursuant to applicable provisions of the Company’s bylaws, appointed Abhi Talwalkar as a director of the Company, effective on the date of appointment. Mr. Talwalkar was also appointed to serve on the Compensation Committee of the Board of Directors, effective February 22, 2011.

Mr. Talwalkar is the CEO and President of LSI Corporation, a leading provider of silicon, systems and software technologies for the storage and networking markets. He also serves on the board of directors for LSI and the U.S. Semiconductor Industry Association. Prior to becoming the LSI CEO and President, Mr. Talwalkar acted in several executive leadership roles at Intel. He has a degree in Electronic Engineering from Oregon State.

On February 22, 2011, the Board of Directors, pursuant to applicable provisions of the Company’s bylaws, appointed Kim Perdikou as a director of the Company, effective on the date of appointment.

Ms. Perdikou currently serves as executive vice president, Office of the CEO, at Juniper Networks. Before joining Juniper as Chief Information Officer, she served as CIO of Women.com. She holds two masters’ degrees: one in information systems from Pace University in New York and a second in education from Jordanhill College in Glasgow, Scotland, as well as a bachelor’s degree in computer science from the University of Paisley in Scotland.

There are no arrangements or understandings between Mr. Talwalkar or Ms. Perdikou (“New Directors”) and any other persons pursuant to which either New Director was named a director of the Company. Neither New Director has any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Neither New Director has a direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Each New Director will receive compensation for service as a director consistent with the Company’s current policies for compensation of non-employee directors, consisting of:

•	an annual cash retainer of $50,000 (pro-rated to $37,500 for calendar year 2011);

•

an initial grant of restricted stock units (“RSUs”), to be granted on the date of the first regularly scheduled board meeting that the New Director attends; the RSUs will have a value, as of the date of grant, of $250,000, vesting 25% on each of the first four anniversaries of the grant date (subject to a service requirement); and

•	beginning in 2012, an annual grant of RSUs with a value, as of the grant date, of $160,000, vesting in full on November 1 of the year of grant (subject to a service requirement).

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with each New Director, which will require the Company to indemnify the New Director against certain liabilities that may arise as result of his or her status or service as a director. The description of the New Directors’ indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Current Report on Form 8-K dated November 13, 2008 as Exhibit 10.148.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2011

LAM RESEARCH CORPORATION

By:	/s/ George M. Schisler, Jr.
George M. Schisler, Jr.
Vice President, General Counsel and Secretary